invitation homes™

Atlanta

Carolinas

Phoenix

EARNINGS RELEASE

AND

SUPPLEMENTAL INFORMATION

Seattle

Denver

Orlando

SECOND QUARTER 2021

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Second Quarter 2021 Results
Dallas, TX, July 28, 2021 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its Q2 2021 financial and operating results.

Second Quarter 2021 Highlights
•Year over year, total revenues increased 9.3% to $492 million, property operating and maintenance costs increased 5.0% to $175 million, net income available to common stockholders increased 40.8% to $60 million, and net income per diluted common share increased 36.0% to $0.11.
•Year over year, Core FFO per share increased 14.4% to $0.37, and AFFO per share increased 16.9% to $0.32.
•Same Store NOI grew 8.4% year over year on 5.9% Same Store Core revenue growth and 0.9% Same Store Core operating expenses growth.
•Same Store average occupancy was 98.3%, up 80 basis points year over year.
•Same Store new lease rent growth of 13.8% and Same Store renewal rent growth of 5.8% drove Same Store blended rent growth of 8.0%, up 470 basis points year over year.
•Revenue collections were approximately 99% of the Company's historical average collection rate.
•Acquisitions by the Company and the Company's joint ventures totaled 879 homes for $337 million while dispositions totaled 218 homes for $73 million.
•As previously announced in May 2021, the Company issued and sold $300 million of privately placed senior unsecured notes at a weighted average coupon of 2.82%. Proceeds were primarily used to voluntarily prepay the highest-cost classes of various securitizations due to reach final maturity between December 2024 and January 2026.
•Subsequent to quarter end, as previously announced, the Company gave notice of its intent to settle conversions of its 3.5% convertible notes due January 15, 2022 (the "2022 Convertible Notes"), with common stock.
•Subsequent to quarter end, as previously announced, the Company and PulteGroup Inc., the nation's third largest homebuilder, have formed an innovative strategic relationship in which Invitation Homes expects to purchase approximately 7,500 new homes over the next five years that PulteGroup will design and build expressly for this purpose.
•Subsequent to quarter end and in conjunction with this release, the Company is raising its full year 2021 guidance for Same Store Core Revenue growth by 50 basis points at the midpoint to 5.5%, and Same Store NOI growth by 100 basis points at the midpoint to 7.0%. The Company is also raising its full year 2021 guidance for Core FFO per share and AFFO per share by $0.02 at the midpoint to $1.44 and $1.24, respectively.

President & Chief Executive Officer Dallas Tanner comments:
"Invitation Homes had a strong second quarter, driven by solid execution from our teams, our commitment to an outstanding resident experience, and positive market fundamentals. With notable year over year new lease and renewal rent growth, along with high occupancy, we remain focused on realizing prudent growth and enhanced efficiencies in the second half of the year. We believe our people, locations, scale, and service are second to none, and that the long-term demographic trends and our best-in-class platform have together created a long runway for outsized NOI and Core FFO growth."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Net income (1)	$0.11	$0.08	$0.21	$0.17
FFO (1)	0.32	0.30	0.65	0.62
Core FFO (2)	0.37	0.32	0.73	0.66
AFFO (2)	0.32	0.27	0.63	0.57

(1)In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 3.5% Convertible Notes due January 15, 2022 (the "2022 Convertible Notes"), were converted to common shares at the beginning of each relevant period in 2020 and 2021, unless such treatment is anti-dilutive to net income per share or FFO per share. See "Reconciliation of FFO, Core FFO, and AFFO," footnote (1), for more detail on the treatment of convertible notes in each specific period presented in the table.
(2)Core FFO and AFFO per share reflect the 2022 Convertible Notes in the form in which they were outstanding during each period. See "Reconciliation of FFO, Core FFO, and AFFO," footnote (2), for more detail on the treatment of convertible notes in each specific period presented in the table.

Net Income
Net income per share in the second quarter of 2021 was $0.11, compared to net income per share of $0.08 in the second quarter of 2020. Total revenues and total property operating and maintenance expenses in the second quarter of 2021 were $492 million and $175 million, respectively, compared to $450 million and $167 million, respectively, in the second quarter of 2020.

Net income per share in YTD 2021 was $0.21, compared to net income per share of $0.17 in YTD 2020. Total revenues and total property operating and maintenance expenses in YTD 2021 were $967 million and $344 million, respectively, compared to $900 million and $334 million, respectively, in YTD 2020.

Core FFO
Year over year, Core FFO per share in the second quarter of 2021 increased 14.4% to $0.37, primarily due to NOI growth and interest expense savings.

Year over year, Core FFO per share in YTD 2021 increased 9.3% to $0.73, primarily due to NOI growth and interest expense savings.

AFFO
Year over year, AFFO per share in the second quarter of 2021 increased 16.9% to $0.32, primarily due to the increase in Core FFO per share described above.

Year over year, AFFO per share in YTD 2021 increased 11.7% to $0.63, primarily due to the increase in Core FFO per share described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	72,658

	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Core revenue growth (year over year)	5.9%		4.0%
Core operating expense growth (year over year)	0.9%		(0.7)%
NOI growth (year over year)	8.4%		6.4%

Average occupancy	98.3%	97.5%	98.4%	97.1%
Bad debt % of gross rental revenues (1)	1.8%	1.8%	2.0%	1.1%
Turnover rate	6.7%	7.0%	12.0%	13.3%

Rental rate growth (lease-over-lease):
Renewals	5.8%	3.5%	5.1%	3.8%
New leases	13.8%	2.7%	11.1%	2.3%
Blended	8.0%	3.3%	6.8%	3.3%

(1)Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both total portfolio and Same Store portfolio presentations, are reflected net of bad debt.

Revenue Collections Update

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	92%	91%	91%	92%	96%
Late collections of prior month billings	6%	6%	5%	5%	3%
Total collections	98%	97%	96%	97%	99%

(1)Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected. See "Same Store Operating Results Snapshot," footnote (1), for detail on the Company's bad debt policy.
(2)Represents the period from October 2019 to March 2020.

Same Store NOI
For the Same Store portfolio of 72,658 homes, second quarter 2021 Same Store NOI increased 8.4% year over year on Same Store Core revenue growth of 5.9% and Same Store Core operating expenses growth of 0.9%.

YTD 2021 Same Store NOI increased 6.4% year over year on Same Store Core revenue growth of 4.0% and a 0.7% decrease in Same Store Core operating expense.

Same Store Core Revenues
Second quarter 2021 Same Store Core revenue growth of 5.9% year over year was driven by a 3.9% increase in average monthly rent, an 80 basis point increase in average occupancy to 98.3%, and a 48.4% increase in Other income, net of resident recoveries. Bad debt as a percentage of gross rental revenues in Q2 2021 was in line with Q2 2020.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 4

YTD 2021 Same Store Core revenue growth of 4.0% year over year was driven by a 3.7% increase in average monthly rent and a 130 basis point increase in average occupancy to 98.4%. As a result of the increases in average monthly rent and average occupancy, Same Store rental revenues increased 5.1% year over year on a gross basis before bad debt. Bad debt increased from 1.1% of gross rental revenues in YTD 2020 to 2.0% of gross rental revenues in YTD 2021, which was a 97 basis point drag on Same Store Core revenue growth, all else equal.

Same Store Core Operating Expenses
Second quarter 2021 Same Store Core operating expenses increased 0.9% year over year, driven by a 2.0% increase in Same Store fixed expenses, partially offset by a 1.1% decline in Same Store controllable expenses, net of resident recoveries.
YTD 2021 Same Store Core operating expenses decreased 0.7% year over year, driven by a 6.1% decline in Same Store controllable expenses, net of resident recoveries, partially offset by a 2.4% increase in Same Store fixed expenses.
Investment Management Activity
Second quarter 2021 acquisitions totaled 879 homes for $337 million through multiple acquisition channels. This included 494 wholly owned homes for $195 million and 385 homes for $142 million in the Company's unconsolidated joint venture with Rockpoint Group (the "Rockpoint JV"). Invitation Homes owns 20% of the Rockpoint JV, which owned a total of 820 homes as of June 30, 2021.

Dispositions in the second quarter of 2021 included 212 wholly owned homes for gross proceeds of $71 million and 6 homes for gross proceeds of $2 million in the Company's unconsolidated joint venture with the Federal National Mortgage Association (the "FNMA JV").

Year to date through June 30, 2021, the Company acquired 1,575 homes for $569 million, including 895 wholly owned homes for $333 million and 680 homes for $236 million in the Rockpoint JV. The Company also sold 483 homes for $155 million, including 460 wholly owned homes for $146 million and 23 homes for $8 million in the FNMA JV.

Subsequent to quarter end in July, the Company and PulteGroup Inc., the nation's third largest homebuilder, announced they have formed an innovative strategic relationship. As part of their agreement, Invitation Homes expects to purchase approximately 7,500 new homes over the next five years that PulteGroup will design and build expressly for this purpose. The companies have identified the first 1,000 homes across seven communities to be built in select markets within Florida, Georgia, Southern California, North Carolina and Texas.

Balance Sheet and Capital Markets Activity
As of June 30, 2021, the Company had $1,126 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of June 30, 2021, was $8,059 million, consisting of $4,914 million of secured debt and $3,145 million of unsecured debt.

As previously announced, in May 2021, the Company issued and sold $300 million of privately placed fixed rate senior unsecured notes (the “Unsecured Notes”) at a weighted average coupon of 2.82%. The Unsecured Notes are comprised of two tranches: a $150 million 7-year tranche with a coupon of 2.46% maturing in 2028, and a $150 million 15-year tranche with a coupon of 3.18% maturing in 2036. Proceeds were used to voluntarily prepay the highest-cost classes of various securitizations due to reach final maturity between December 2024 and January 2026. The private placement jumpstarted the diversification of the balance sheet toward more unsecured debt and improved the laddering of maturity schedule.

In July 2021, the Company gave notice of its intent to settle conversions of its 3.5% convertible notes due January 15, 2022 (the "2022 Convertible Notes"), with common stock. For holders electing conversion on or before January 15, 2022, the 2022 Convertible Notes will be exchanged for common stock according to a conversion ratio that is fixed other than for adjustments related to dividends paid to common stockholders and other potential transactions. Based on the June 30, 2021, conversion ratio of 43.9448 shares per $1,000 principal amount of the 2022 Convertible Notes, settlement of the $345 million (par value)
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 5 of the 2022 Convertible Notes would result in the issuance of approximately 15 million common shares and a reduction in cash interest expense of approximately $12 million on an annualized basis. On a pro forma basis, whereby net debt is reduced for the impact of the conversion of 2022 Convertible Notes, Net Debt / Trailing Twelve Months Adjusted EBITDAre at June 30, 2021, would have been 6.7x, down from 7.0x on an as-reported basis and from 7.3x at the end of 2020 on an as-reported basis, with no debt reaching final maturity until December 2024. As of July 28, 2021, $177 million of principal was converted into approximately 8 million shares of common stock at the election of the note holders.

Dividend
As previously announced on July 23, 2021, the Company's Board of Directors declared a quarterly cash dividend of $0.17 per share of common stock. The dividend will be paid on or before August 27, 2021, to stockholders of record as of the close of business on August 10, 2021.

FY 2021 Guidance Update

FY 2021 Guidance
	Current	Previous
	FY 2021	FY 2021
	Guidance	Guidance
Core FFO per share — diluted	$1.40 - $1.48	$1.38 - $1.46
AFFO per share — diluted	$1.20 - $1.28	$1.18 - $1.26

Same Store Core revenue growth	5.0% - 6.0%	4.5% - 5.5%
Same Store Core operating expense growth	2.5% - 3.5%	2.5% - 3.5%
Same Store NOI growth	6.5% - 7.5%	5.5% - 6.5%

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core revenue growth, Same Store Core operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on July 29, 2021, to discuss results for the second quarter of 2021. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 2915574. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through August 29, 2021, and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10157679, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 6

About Invitation Homes
Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact
Scott McLaughlin
Phone: 844.456.INVH (4684)
Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais
Phone: 972.421.3587
Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees, and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of the ongoing COVID-19 pandemic on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Moreover, many of these factors have been heightened as a result of the ongoing and numerous adverse impacts of COVID-19. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company's periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,333,324	$16,288,693
Cash and cash equivalents	126,168	213,422
Restricted cash	241,976	198,346
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	77,523	69,267
Other assets, net	447,413	478,287
Total assets	$17,484,611	$17,506,222

Liabilities:
Mortgage loans, net	$4,498,289	$4,820,098
Secured term loan, net	401,204	401,095
Unsecured notes, net	298,399	—
Term loan facility, net	2,474,495	2,470,907
Revolving facility	—	—
Convertible senior notes, net	342,050	339,404
Accounts payable and accrued expenses	217,394	149,299
Resident security deposits	162,225	157,936
Other liabilities	470,879	611,410
Total liabilities	8,864,935	8,950,149

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 568,718,544 and 567,117,666 outstanding as of June 30, 2021 and December 31, 2020, respectively	5,687	5,671
Additional paid-in capital	9,725,480	9,707,258
Accumulated deficit	(737,444)	(661,162)
Accumulated other comprehensive loss	(413,684)	(546,942)
Total stockholders' equity	8,580,039	8,504,825
Non-controlling interests	39,637	51,248
Total equity	8,619,676	8,556,073
Total liabilities and equity	$17,484,611	$17,506,222

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q2 2021	Q2 2020	YTD 2021	YTD 2020

Revenues:
Rental revenues	$449,113	$419,201	$887,246	$833,667
Other property income	41,505	30,554	77,826	65,877
Joint venture management fees	1,015	—	1,786	—
Total revenues	491,633	449,755	966,858	899,544

Expenses:
Property operating and maintenance	175,422	167,002	343,795	333,918
Property management expense	17,696	14,529	33,538	28,901
General and administrative	19,828	14,426	36,778	28,654
Interest expense	80,764	86,071	164,170	170,828
Depreciation and amortization	145,280	137,266	289,781	272,293
Impairment and other	980	(180)	1,336	2,947
Total expenses	439,970	419,114	869,398	837,541

Gains (losses) on investments in equity securities, net	(7,002)	—	(10,142)	34
Other, net	(1,903)	1,370	(1,673)	5,050
Gain on sale of property, net of tax	17,919	11,167	32,403	26,367
Income from investments in unconsolidated joint ventures	11	—	362	—

Net income	60,688	43,178	118,410	93,454
Net income attributable to non-controlling interests	(350)	(275)	(705)	(595)

Net income attributable to common stockholders	60,338	42,903	117,705	92,859
Net income available to participating securities	(96)	(119)	(191)	(221)

Net income available to common stockholders — basic and diluted	$60,242	$42,784	$117,514	$92,638

Weighted average common shares outstanding — basic	567,931,472	548,811,968	567,655,034	545,680,740
Weighted average common shares outstanding — diluted	569,283,166	549,920,213	569,056,182	546,836,809

Net income per common share — basic	$0.11	$0.08	$0.21	$0.17
Net income per common share — diluted	$0.11	$0.08	$0.21	$0.17

Dividends declared per common share	$0.17	$0.15	$0.34	$0.30

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Net income available to common stockholders	$60,242	$42,784	$117,514	$92,638
Net income available to participating securities	96	119	191	221
Non-controlling interests	350	275	705	595
Depreciation and amortization on real estate assets	143,607	135,647	286,391	269,561
Impairment on depreciated real estate investments	93	1,442	524	3,913
Net gain on sale of previously depreciated investments in real estate	(17,919)	(11,167)	(32,403)	(26,367)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	142	—	(90)	—
FFO	$186,611	$169,100	$372,832	$340,561

Core FFO Reconciliation	Q2 2021	Q2 2020	YTD 2021	YTD 2020
FFO	$186,611	$169,100	$372,832	$340,561
Non-cash interest expense, including our share from unconsolidated joint ventures	8,169	9,366	16,787	19,757
Share-based compensation expense	9,206	2,106	15,020	6,207
Severance expense	160	255	274	255
Casualty (gains) losses, net	887	(1,622)	812	(966)
(Gains) losses on investments in equity securities, net	7,002	—	10,142	(34)
Core FFO	$212,035	$179,205	$415,867	$365,780

AFFO Reconciliation	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Core FFO	$212,035	$179,205	$415,867	$365,780
Recurring capital expenditures, including our share from unconsolidated joint ventures	(28,714)	(27,617)	(53,189)	(53,605)
Adjusted FFO	$183,321	$151,588	$362,678	$312,175

Net income available to common stockholders
Weighted average common shares outstanding — diluted (1)	569,283,166	549,920,213	569,056,182	546,836,809

Net income per common share — diluted (1)	$0.11	$0.08	$0.21	$0.17

FFO
Numerator for FFO per common share — diluted(1)	$190,955	$173,379	$381,520	$349,119
Weighted average common shares and OP Units outstanding — diluted (1)	587,982,707	568,769,738	587,906,276	565,753,742

FFO per share — diluted (1)	$0.32	$0.30	$0.65	$0.62

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted (2)	572,822,015	553,669,295	572,745,584	550,653,299

Core FFO per share — diluted (2)	$0.37	$0.32	$0.73	$0.66
AFFO per share — diluted (2)	$0.32	$0.27	$0.63	$0.57

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1 (Continued)

(1)In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 2022 Convertible Notes were converted to common shares at the beginning of each relevant period in 2020 and 2021, unless such treatment is anti-dilutive to net income per share or FFO per share.

Treatment of the 2022 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share for each of the periods presented in the table. As such, net income per share does not treat the 2022 Convertible Notes as if converted. FFO per share does treat the 2022 Convertible Notes as if converted, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2022 Convertible Notes and adjusting shares outstanding in the denominator to include shares issuable on conversion of the 2022 Convertible Notes.

(2)Core FFO and AFFO per share reflect the 2022 Convertible Notes in the form in which they were outstanding during each period.

As such, Core FFO and AFFO per share does not treat the 2022 Convertible Notes as if converted for each of the periods presented in the table.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (1)	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Common shares — basic	567,931,472	548,811,968	567,655,034	545,680,740
Shares potentially issuable from vesting/conversion of equity-based awards	1,351,694	1,108,245	1,401,148	1,156,069
Total common shares — diluted	569,283,166	549,920,213	569,056,182	546,836,809

Weighted average amounts for FFO (1)	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Common shares — basic	567,931,472	548,811,968	567,655,034	545,680,740
OP units — basic	3,232,241	3,463,285	3,347,125	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,658,302	1,394,042	1,743,425	1,509,274
Shares issuable from Convertible Notes	15,160,692	15,100,443	15,160,692	15,100,443
Total common shares and units — diluted	587,982,707	568,769,738	587,906,276	565,753,742

Weighted average amounts for Core and AFFO (2)	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Common shares — basic	567,931,472	548,811,968	567,655,034	545,680,740
OP units — basic	3,232,241	3,463,285	3,347,125	3,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,658,302	1,394,042	1,743,425	1,509,274
Total common shares and units — diluted	572,822,015	553,669,295	572,745,584	550,653,299

Period end amounts for Core FFO, and AFFO (2)	June 30, 2021
Common shares	568,718,544
OP units	2,538,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,407,307
Total common shares and units — diluted	572,664,136

(1)In accordance with GAAP and Nareit guidelines, net income per share and FFO per share are calculated as if the 2022 Convertible Notes were converted to common shares at the beginning of each relevant period in 2020 and 2021, unless such treatment is anti-dilutive to net income per share or FFO per share. See "Supplemental Schedule 1," footnote (1), for more detail on the treatment of convertible notes in each specific period presented in the table.
(2)Core FFO and AFFO per share reflect the 2022 Convertible Notes in the form in which they were outstanding during each period. For weighted average amounts, see "Supplemental Schedule 1," footnote (2), for more detail on the treatment of convertible notes in each specific period presented in the table.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — June 30, 2021
($ in thousands) (unaudited)

Wtd Avg	Wtd Avg
Interest	Years
Debt Structure	Balance	% of Total	Rate (1)	to Maturity (2)
Secured:
Fixed (3)	$1,399,659	17.4%	4.0%	7.1
Floating — swapped to fixed	3,270,000	40.6%	3.7%	4.0
Floating	244,771	3.0%	1.2%	4.0
Total secured	4,914,430	61.0%	3.7%	4.9

Unsecured:
Fixed	644,994	8.0%	3.2%	5.4
Floating — swapped to fixed	2,500,000	31.0%	3.3%	4.6
Floating	—	—%	—%	—
Total unsecured	3,144,994	39.0%	3.3%	4.8

Total Debt:
Fixed + floating swapped to fixed (3)	7,814,653	97.0%	3.6%	4.8
Floating	244,771	3.0%	1.2%	4.0
Total debt	8,059,424	100.0%	3.5%	4.8
Unamortized discounts on notes payable	(5,057)
Deferred financing costs, net	(39,930)
Total Debt per Balance Sheet	8,014,437
Retained and repurchased certificates	(231,315)
Cash, ex-security deposits and letters of credit (4)	(201,779)
Deferred financing costs, net	39,930
Unamortized discounts on notes payable	5,057
Net Debt	$7,626,330

Leverage Ratios	June 30, 2021
Net Debt / TTM Adjusted EBITDAre (5)	7.0	x

Credit Ratings	Ratings	Outlook
Fitch Ratings, Inc.	BBB	Stable
Moody's Investor Services	Baa3	Stable
Standard & Poor's Rating Services	BBB-	Stable

Unsecured Facility Covenant Compliance (6)	June 30, 2021	Covenant Limit
Total leverage ratio	37.4%	60%	(maximum)
Secured leverage ratio	22.4%	45%	(maximum)
Unencumbered leverage ratio	26.5%	60%	(maximum)
Fixed charge coverage ratio	3.8x	1.5x	(minimum)
Unsecured interest coverage ratio	6.4x	1.75x	(minimum)

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of June 30, 2021.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)In July 2021, the Company gave notice of intent to settle conversions of its 3.5% Convertible Notes due January 15, 2022, with common stock. Net Debt / Trailing Twelve Months Adjusted EBITDAre presented in the table does not take into account the impact of any conversions. On a pro forma basis, whereby net debt is reduced for the impact of the full conversion of the $345 million (par value) 2022 Convertible Notes, Net Debt / Trailing Twelve Months Adjusted EBITDAre at June 30, 2021, would have been 6.7x.
(6)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the "Glossary and Reconciliations" section of this report. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — June 30, 2021 (1)
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (2)	Debt	Debt	Facility	Balance	Total
2021	$—	$—	$—	$—	—%
2022	—	344,994	—	344,994	4.3%
2023	—	—	—	—	—%
2024	551,280	—	—	551,280	6.8%
2025	2,210,480	—	—	2,210,480	27.4%
2026	753,011	2,500,000	—	3,253,011	40.4%
2027	996,296	—	—	996,296	12.3%
2028	—	150,000	—	150,000	1.9%
2029	—	—	—	—	—%
2030	—	—	—	—	—%
Thereafter	403,363	150,000	—	553,363	6.9%
	4,914,430	3,144,994	—	8,059,424	100.0%
Unamortized discounts on notes payable	(2,113)	(2,944)	—	(5,057)
Deferred financing costs, net	(12,824)	(27,106)	—	(39,930)
Total per Balance Sheet	$4,899,493	$3,114,944	$—	$8,014,437

(1)In July 2021, the Company gave notice of intent to settle conversions of its 3.5% Convertible Notes due January 15, 2022, with common stock. The impact of any conversions is not included in the table.
(2)Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of June 30, 2021 (1)
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (2)	Not Swapped	to Fixed	Fixed (3)	to Fixed	Rate Debt	Swaps	Debt	Impact (4)
3Q21-4Q21	$8,059,424	6.2%	68.4%	25.4%	93.8%	1.1%	2.5%	3.8%	3.5%
2022	7,728,607	10.9%	66.9%	22.2%	89.1%	1.1%	2.7%	3.8%	3.5%
2023	7,714,429	11.0%	67.0%	22.0%	89.0%	1.1%	2.8%	3.8%	3.5%
2024	7,681,292	11.4%	66.5%	22.1%	88.6%	1.1%	2.8%	3.8%	3.5%
2025	5,832,232	44.5%	26.4%	29.1%	55.5%	1.1%	3.0%	3.8%	2.7%
2026	1,930,555	12.0%	—%	88.0%	88.0%	1.0%	N/A	3.8%	3.5%
2027	1,140,095	—%	—%	100.0%	100.0%	N/A	N/A	3.6%	3.6%
2028	615,658	—%	—%	100.0%	100.0%	N/A	N/A	3.4%	3.4%
2029	553,363	—%	—%	100.0%	100.0%	N/A	N/A	3.5%	3.5%

(1)In July 2021, the Company gave notice of intent to settle conversions of its 2022 Convertible Notes with common stock. In this table, all $345 million (par value) of the 2022 Convertible Notes outstanding as of June 30, 2021, are assumed to convert in January 2022.
(2)In each period, represents June 30, 2021, debt that remains outstanding assuming all debt is held until final maturity with all extension options exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Assumes June 30, 2021, LIBOR rate of 0.10% for all future periods.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of June 30, 2021, as well as the rate for 30-day LIBOR as of June 30, 2021. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change or be replaced by other alternative benchmark rates. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2021
Total portfolio	80,612
Same Store portfolio	72,658
Same Store % of Total	90.1%

Core Revenues	Q2 2021	Q2 2020	Change YoY	YTD 2021	YTD 2020	Change YoY
Total portfolio	$464,542	$429,598	8.1%	$914,256	$859,346	6.4%
Same Store portfolio	421,930	398,581	5.9%	833,009	800,678	4.0%

Core Operating Expenses	Q2 2021	Q2 2020	Change YoY	YTD 2021	YTD 2020	Change YoY
Total portfolio	$149,346	$146,845	1.7%	$292,979	$293,720	(0.3)%
Same Store portfolio	136,062	134,871	0.9%	267,638	269,508	(0.7)%

Net Operating Income	Q2 2021	Q2 2020	Change YoY	YTD 2021	YTD 2020	Change YoY
Total portfolio	$315,196	$282,753	11.5%	$621,277	$565,626	9.8%
Same Store portfolio	285,868	263,710	8.4%	565,371	531,170	6.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2021	Q2 2020	YoY	Q1 2021	Seq	YTD 2021	YTD 2020	YoY
Revenues:
Rental revenues (1)	$408,327	$389,415	4.9%	$400,899	1.9%	$809,226	$777,566	4.1%
Other property income, net (1)(2)(3)	13,603	9,166	48.4%	10,180	33.6%	23,783	23,112	2.9%
Core revenues	421,930	398,581	5.9%	411,079	2.6%	833,009	800,678	4.0%

Fixed Expenses:
Property taxes	71,196	70,777	0.6%	71,588	(0.5)%	142,784	140,016	2.0%
Insurance expenses	8,250	7,771	6.2%	7,938	3.9%	16,188	15,634	3.5%
HOA expenses	8,108	7,277	11.4%	8,133	(0.3)%	16,241	15,431	5.2%

Controllable Expenses:
Repairs and maintenance, net (4)	19,536	18,880	3.5%	16,463	18.7%	35,999	37,196	(3.2)%
Personnel	15,317	14,851	3.1%	15,179	0.9%	30,496	29,967	1.8%
Turnover, net (4)	8,147	7,922	2.8%	6,742	20.8%	14,889	16,574	(10.2)%
Utilities and property administrative, net (4)	2,928	4,391	(33.3)%	2,914	0.5%	5,842	8,709	(32.9)%
Leasing and marketing	2,580	3,002	(14.1)%	2,619	(1.5)%	5,199	5,981	(13.1)%
Core Property operating and maintenance expenses	136,062	134,871	0.9%	131,576	3.4%	267,638	269,508	(0.7)%

Net Operating Income	$285,868	$263,710	8.4%	$279,503	2.3%	$565,371	$531,170	6.4%

(1)All rental revenues and other property income are reflected net of bad debt. Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Bad debt in Q2 2021 was in line with Q2 2020, while the increase in bad debt against rental revenues for YTD 2021 was a 97 basis point drag on year over year Same Store Core revenue growth.
(2)In light of the COVID-19 pandemic, almost all late fees typically enforced in accordance with lease agreements were not enforced or collected between Q2 2020 and Q1 2021, which resulted in lower other property income, net, during this time period. As of Q2 2021, enforcement and collection of late fees have generally recommenced in all markets where permissible.
(3)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $23,718, $18,841, $22,458, $46,176, and $37,703 for Q2 2021, Q2 2020, Q1 2021, YTD 2021, and YTD 2020, respectively.
(4)Expenses are presented net of applicable resident recoveries.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Average occupancy	98.3%	98.4%	98.1%	97.9%	97.5%
Turnover rate	6.7%	5.3%	5.6%	7.4%	7.0%
Trailing four quarters turnover rate	25.0%	25.3%	26.3%	N/A	N/A
Average monthly rent	$1,941	$1,915	$1,899	$1,880	$1,868
Rental rate growth (lease-over-lease):
Renewals	5.8%	4.3%	3.8%	3.2%	3.5%
New leases	13.8%	8.0%	6.8%	5.6%	2.7%
Blended	8.0%	5.4%	4.8%	4.0%	3.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended June 30, 2021 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	7,909	98.3%	$2,609	$1.54	12.3%
Northern California	4,241	98.5%	2,277	1.46	6.1%
Seattle	3,753	97.9%	2,363	1.23	5.6%
Phoenix	8,338	97.8%	1,586	0.96	8.7%
Las Vegas	3,017	98.0%	1,792	0.90	3.6%
Denver	2,466	94.5%	2,192	1.20	3.4%
Western US Subtotal	29,724	97.8%	2,128	1.23	39.7%

Florida:
South Florida	8,243	97.4%	2,297	1.23	12.2%
Tampa	8,236	97.6%	1,782	0.96	9.6%
Orlando	6,261	97.2%	1,785	0.96	7.4%
Jacksonville	1,874	98.4%	1,791	0.90	2.2%
Florida Subtotal	24,614	97.5%	1,956	1.04	31.4%

Southeast United States:
Atlanta	12,573	97.8%	1,627	0.79	13.2%
Carolinas	5,037	97.2%	1,693	0.79	5.4%
Southeast US Subtotal	17,610	97.6%	1,646	0.79	18.6%

Texas:
Houston	2,142	96.5%	1,624	0.84	2.2%
Dallas	2,810	95.7%	1,878	0.91	3.4%
Texas Subtotal	4,952	96.1%	1,768	0.88	5.6%

Midwest United States:
Chicago	2,585	98.2%	2,040	1.26	3.3%
Minneapolis	1,123	97.6%	2,000	1.02	1.4%
Midwest US Subtotal	3,708	98.0%	2,028	1.18	4.7%

Announced Market-in-Exit:
Nashville (2)	4	55.2%	2,451	0.85	—%

Total / Average	80,612	97.6%	$1,943	$1.04	100.0%
Same Store Total / Average	72,658	98.3%	$1,941	$1.04	90.8%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining four homes in the market as of June 30, 2021.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q2 2021	# Homes	Q2 2021	Q2 2020	Change	Q2 2021	Q2 2020	Change	Q2 2021	Q2 2020	Change
Western United States:
Southern California	7,610	$2,610	$2,516	3.7%	98.8%	98.1%	0.7%	$55,911	$55,032	1.6%
Northern California	3,862	2,264	2,185	3.6%	99.0%	98.2%	0.8%	25,451	24,852	2.4%
Seattle	3,267	2,345	2,296	2.1%	98.8%	97.7%	1.1%	22,368	22,223	0.7%
Phoenix	7,131	1,548	1,446	7.1%	98.6%	98.1%	0.5%	34,042	31,205	9.1%
Las Vegas	2,427	1,784	1,680	6.2%	98.5%	97.7%	0.8%	12,942	12,000	7.9%
Denver	1,799	2,144	2,062	4.0%	98.0%	97.4%	0.6%	11,822	11,037	7.1%
Western US Subtotal	26,096	2,127	2,038	4.4%	98.7%	98.0%	0.7%	162,536	156,349	4.0%

Florida:
South Florida	7,847	2,308	2,235	3.3%	98.1%	96.6%	1.5%	54,876	50,782	8.1%
Tampa	7,699	1,776	1,711	3.8%	98.2%	97.1%	1.1%	41,945	38,942	7.7%
Orlando	5,618	1,769	1,705	3.8%	98.0%	97.1%	0.9%	30,661	28,416	7.9%
Jacksonville	1,840	1,788	1,722	3.8%	98.6%	96.8%	1.8%	10,091	9,385	7.5%
Florida Subtotal	23,004	1,957	1,889	3.6%	98.1%	96.9%	1.2%	137,573	127,525	7.9%

Southeast United States:
Atlanta	11,570	1,622	1,551	4.6%	98.1%	97.4%	0.7%	56,418	52,588	7.3%
Carolinas	4,477	1,681	1,620	3.8%	98.1%	97.7%	0.4%	22,864	21,542	6.1%
Southeast US Subtotal	16,047	1,639	1,570	4.4%	98.1%	97.5%	0.6%	79,282	74,130	6.9%

Texas:
Houston	1,871	1,622	1,582	2.5%	97.8%	96.8%	1.0%	9,279	8,758	5.9%
Dallas	1,960	1,887	1,832	3.0%	98.0%	96.7%	1.3%	11,228	10,575	6.2%
Texas Subtotal	3,831	1,758	1,710	2.8%	97.9%	96.8%	1.1%	20,507	19,333	6.1%

Midwest United States:
Chicago	2,559	2,041	2,007	1.7%	98.6%	97.7%	0.9%	15,465	14,824	4.3%
Minneapolis	1,121	2,000	1,932	3.5%	97.8%	97.6%	0.2%	6,567	6,420	2.3%
Midwest US Subtotal	3,680	2,028	1,984	2.2%	98.3%	97.7%	0.6%	22,032	21,244	3.7%

Same Store Total / Average	72,658	$1,941	$1,868	3.9%	98.3%	97.5%	0.8%	$421,930	$398,581	5.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q2 2021	# Homes	Q2 2021	Q1 2021	Change	Q2 2021	Q1 2021	Change	Q2 2021	Q1 2021	Change
Western United States:
Southern California	7,610	$2,610	$2,593	0.7%	98.8%	98.9%	(0.1)%	$55,911	$55,116	1.4%
Northern California	3,862	2,264	2,249	0.7%	99.0%	99.1%	(0.1)%	25,451	24,976	1.9%
Seattle	3,267	2,345	2,308	1.6%	98.8%	98.7%	0.1%	22,368	21,821	2.5%
Phoenix	7,131	1,548	1,514	2.2%	98.6%	98.7%	(0.1)%	34,042	32,970	3.3%
Las Vegas	2,427	1,784	1,749	2.0%	98.5%	98.5%	—%	12,942	12,529	3.3%
Denver	1,799	2,144	2,115	1.4%	98.0%	97.6%	0.4%	11,822	11,461	3.1%
Western US Subtotal	26,096	2,127	2,100	1.3%	98.7%	98.7%	—%	162,536	158,873	2.3%

Florida:
South Florida	7,847	2,308	2,276	1.4%	98.1%	97.8%	0.3%	54,876	53,112	3.3%
Tampa	7,699	1,776	1,749	1.5%	98.2%	98.1%	0.1%	41,945	40,692	3.1%
Orlando	5,618	1,769	1,747	1.3%	98.0%	97.8%	0.2%	30,661	29,729	3.1%
Jacksonville	1,840	1,788	1,762	1.5%	98.6%	98.8%	(0.2)%	10,091	9,942	1.5%
Florida Subtotal	23,004	1,957	1,929	1.5%	98.1%	98.0%	0.1%	137,573	133,475	3.1%

Southeast United States:
Atlanta	11,570	1,622	1,596	1.6%	98.1%	98.4%	(0.3)%	56,418	54,948	2.7%
Carolinas	4,477	1,681	1,656	1.5%	98.1%	98.4%	(0.3)%	22,864	22,292	2.6%
Southeast US Subtotal	16,047	1,639	1,613	1.6%	98.1%	98.4%	(0.3)%	79,282	77,240	2.6%

Texas:
Houston	1,871	1,622	1,606	1.0%	97.8%	97.9%	(0.1)%	9,279	8,950	3.7%
Dallas	1,960	1,887	1,866	1.1%	98.0%	98.0%	—%	11,228	10,839	3.6%
Texas Subtotal	3,831	1,758	1,739	1.1%	97.9%	98.0%	(0.1)%	20,507	19,789	3.6%

Midwest United States:
Chicago	2,559	2,041	2,019	1.1%	98.6%	98.8%	(0.2)%	15,465	15,152	2.1%
Minneapolis	1,121	2,000	1,970	1.5%	97.8%	98.0%	(0.2)%	6,567	6,550	0.3%
Midwest US Subtotal	3,680	2,028	2,004	1.2%	98.3%	98.6%	(0.3)%	22,032	21,702	1.5%

Same Store Total / Average	72,658	$1,941	$1,915	1.4%	98.3%	98.4%	(0.1)%	$421,930	$411,079	2.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, YTD 2021	# Homes	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020	Change
Western United States:
Southern California	7,610	$2,601	$2,500	4.0%	98.8%	97.5%	1.3%	$111,027	$110,894	0.1%
Northern California	3,862	2,257	2,169	4.1%	99.1%	98.0%	1.1%	50,427	49,790	1.3%
Seattle	3,267	2,326	2,283	1.9%	98.7%	97.2%	1.5%	44,189	44,363	(0.4)%
Phoenix	7,131	1,531	1,435	6.7%	98.7%	97.8%	0.9%	67,012	62,415	7.4%
Las Vegas	2,427	1,766	1,669	5.8%	98.5%	97.6%	0.9%	25,471	24,203	5.2%
Denver	1,799	2,129	2,051	3.8%	97.8%	97.2%	0.6%	23,283	22,136	5.2%
Western US Subtotal	26,096	2,114	2,024	4.4%	98.7%	97.6%	1.1%	321,409	313,801	2.4%

Florida:
South Florida	7,847	2,292	2,231	2.7%	97.9%	96.5%	1.4%	107,988	102,561	5.3%
Tampa	7,699	1,763	1,706	3.3%	98.1%	96.7%	1.4%	82,637	78,363	5.5%
Orlando	5,618	1,758	1,698	3.5%	97.9%	96.9%	1.0%	60,390	57,110	5.7%
Jacksonville	1,840	1,775	1,713	3.6%	98.7%	96.6%	2.1%	20,033	18,837	6.3%
Florida Subtotal	23,004	1,943	1,883	3.2%	98.1%	96.7%	1.4%	271,048	256,871	5.5%

Southeast United States:
Atlanta	11,570	1,609	1,544	4.2%	98.3%	96.8%	1.5%	111,366	105,393	5.7%
Carolinas	4,477	1,668	1,614	3.3%	98.3%	97.2%	1.1%	45,156	43,195	4.5%
Southeast US Subtotal	16,047	1,626	1,564	4.0%	98.3%	96.9%	1.4%	156,522	148,588	5.3%

Texas:
Houston	1,871	1,614	1,577	2.3%	97.9%	96.4%	1.5%	18,229	17,494	4.2%
Dallas	1,960	1,877	1,827	2.7%	98.0%	96.1%	1.9%	22,067	21,220	4.0%
Texas Subtotal	3,831	1,749	1,705	2.6%	97.9%	96.3%	1.6%	40,296	38,714	4.1%

Midwest United States:
Chicago	2,559	2,030	2,002	1.4%	98.7%	97.3%	1.4%	30,617	29,930	2.3%
Minneapolis	1,121	1,985	1,922	3.3%	97.9%	96.9%	1.0%	13,117	12,774	2.7%
Midwest US Subtotal	3,680	2,016	1,978	1.9%	98.4%	97.2%	1.2%	43,734	42,704	2.4%

Same Store Total / Average	72,658	$1,928	$1,859	3.7%	98.4%	97.1%	1.3%	$833,009	$800,678	4.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2021	Q2 2021	Q2 2020	Change	Q2 2021	Q2 2020	Change	Q2 2021	Q2 2020	Change	Q2 2021	Q2 2020
Western United States:
Southern California	$55,911	$55,032	1.6%	$16,790	$18,069	(7.1)%	$39,121	$36,963	5.8%	70.0%	67.2%
Northern California	25,451	24,852	2.4%	7,130	7,195	(0.9)%	18,321	17,657	3.8%	72.0%	71.0%
Seattle	22,368	22,223	0.7%	5,960	6,229	(4.3)%	16,408	15,994	2.6%	73.4%	72.0%
Phoenix	34,042	31,205	9.1%	7,320	7,111	2.9%	26,722	24,094	10.9%	78.5%	77.2%
Las Vegas	12,942	12,000	7.9%	2,919	2,734	6.8%	10,023	9,266	8.2%	77.4%	77.2%
Denver	11,822	11,037	7.1%	2,382	2,518	(5.4)%	9,440	8,519	10.8%	79.9%	77.2%
Western US Subtotal	162,536	156,349	4.0%	42,501	43,856	(3.1)%	120,035	112,493	6.7%	73.9%	71.9%

Florida:
South Florida	54,876	50,782	8.1%	22,013	21,728	1.3%	32,863	29,054	13.1%	59.9%	57.2%
Tampa	41,945	38,942	7.7%	15,898	15,192	4.6%	26,047	23,750	9.7%	62.1%	61.0%
Orlando	30,661	28,416	7.9%	10,515	10,423	0.9%	20,146	17,993	12.0%	65.7%	63.3%
Jacksonville	10,091	9,385	7.5%	3,411	3,361	1.5%	6,680	6,024	10.9%	66.2%	64.2%
Florida Subtotal	137,573	127,525	7.9%	51,837	50,704	2.2%	85,736	76,821	11.6%	62.3%	60.2%

Southeast United States:
Atlanta	56,418	52,588	7.3%	17,600	16,780	4.9%	38,818	35,808	8.4%	68.8%	68.1%
Carolinas	22,864	21,542	6.1%	6,247	5,990	4.3%	16,617	15,552	6.8%	72.7%	72.2%
Southeast US Subtotal	79,282	74,130	6.9%	23,847	22,770	4.7%	55,435	51,360	7.9%	69.9%	69.3%

Texas:
Houston	9,279	8,758	5.9%	4,286	4,152	3.2%	4,993	4,606	8.4%	53.8%	52.6%
Dallas	11,228	10,575	6.2%	4,541	4,401	3.2%	6,687	6,174	8.3%	59.6%	58.4%
Texas Subtotal	20,507	19,333	6.1%	8,827	8,553	3.2%	11,680	10,780	8.3%	57.0%	55.8%

Midwest United States:
Chicago	15,465	14,824	4.3%	6,950	6,941	0.1%	8,515	7,883	8.0%	55.1%	53.2%
Minneapolis	6,567	6,420	2.3%	2,100	2,047	2.6%	4,467	4,373	2.1%	68.0%	68.1%
Midwest US Subtotal	22,032	21,244	3.7%	9,050	8,988	0.7%	12,982	12,256	5.9%	58.9%	57.7%

Same Store Total / Average	$421,930	$398,581	5.9%	$136,062	$134,871	0.9%	$285,868	$263,710	8.4%	67.8%	66.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2021	Q2 2021	Q1 2021	Change	Q2 2021	Q1 2021	Change	Q2 2021	Q1 2021	Change	Q2 2021	Q1 2021
Western United States:
Southern California	$55,911	$55,116	1.4%	$16,790	$16,878	(0.5)%	$39,121	$38,238	2.3%	70.0%	69.4%
Northern California	25,451	24,976	1.9%	7,130	6,941	2.7%	18,321	18,035	1.6%	72.0%	72.2%
Seattle	22,368	21,821	2.5%	5,960	6,086	(2.1)%	16,408	15,735	4.3%	73.4%	72.1%
Phoenix	34,042	32,970	3.3%	7,320	7,246	1.0%	26,722	25,724	3.9%	78.5%	78.0%
Las Vegas	12,942	12,529	3.3%	2,919	2,771	5.3%	10,023	9,758	2.7%	77.4%	77.9%
Denver	11,822	11,461	3.1%	2,382	2,270	4.9%	9,440	9,191	2.7%	79.9%	80.2%
Western US Subtotal	162,536	158,873	2.3%	42,501	42,192	0.7%	120,035	116,681	2.9%	73.9%	73.4%

Florida:
South Florida	54,876	53,112	3.3%	22,013	21,723	1.3%	32,863	31,389	4.7%	59.9%	59.1%
Tampa	41,945	40,692	3.1%	15,898	15,295	3.9%	26,047	25,397	2.6%	62.1%	62.4%
Orlando	30,661	29,729	3.1%	10,515	9,989	5.3%	20,146	19,740	2.1%	65.7%	66.4%
Jacksonville	10,091	9,942	1.5%	3,411	3,341	2.1%	6,680	6,601	1.2%	66.2%	66.4%
Florida Subtotal	137,573	133,475	3.1%	51,837	50,348	3.0%	85,736	83,127	3.1%	62.3%	62.3%

Southeast United States:
Atlanta	56,418	54,948	2.7%	17,600	16,563	6.3%	38,818	38,385	1.1%	68.8%	69.9%
Carolinas	22,864	22,292	2.6%	6,247	5,989	4.3%	16,617	16,303	1.9%	72.7%	73.1%
Southeast US Subtotal	79,282	77,240	2.6%	23,847	22,552	5.7%	55,435	54,688	1.4%	69.9%	70.8%

Texas:
Houston	9,279	8,950	3.7%	4,286	4,039	6.1%	4,993	4,911	1.7%	53.8%	54.9%
Dallas	11,228	10,839	3.6%	4,541	3,870	17.3%	6,687	6,969	(4.0)%	59.6%	64.3%
Texas Subtotal	20,507	19,789	3.6%	8,827	7,909	11.6%	11,680	11,880	(1.7)%	57.0%	60.0%

Midwest United States:
Chicago	15,465	15,152	2.1%	6,950	6,627	4.9%	8,515	8,525	(0.1)%	55.1%	56.3%
Minneapolis	6,567	6,550	0.3%	2,100	1,948	7.8%	4,467	4,602	(2.9)%	68.0%	70.3%
Midwest US Subtotal	22,032	21,702	1.5%	9,050	8,575	5.5%	12,982	13,127	(1.1)%	58.9%	60.5%

Same Store Total / Average	$421,930	$411,079	2.6%	$136,062	$131,576	3.4%	$285,868	$279,503	2.3%	67.8%	68.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2021	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020	Change	YTD 2021	YTD 2020
Western United States:
Southern California	$111,027	$110,894	0.1%	$33,668	$35,573	(5.4)%	$77,359	$75,321	2.7%	69.7%	67.9%
Northern California	50,427	49,790	1.3%	14,071	14,397	(2.3)%	36,356	35,393	2.7%	72.1%	71.1%
Seattle	44,189	44,363	(0.4)%	12,046	12,084	(0.3)%	32,143	32,279	(0.4)%	72.7%	72.8%
Phoenix	67,012	62,415	7.4%	14,566	14,921	(2.4)%	52,446	47,494	10.4%	78.3%	76.1%
Las Vegas	25,471	24,203	5.2%	5,690	5,566	2.2%	19,781	18,637	6.1%	77.7%	77.0%
Denver	23,283	22,136	5.2%	4,652	4,627	0.5%	18,631	17,509	6.4%	80.0%	79.1%
Western US Subtotal	321,409	313,801	2.4%	84,693	87,168	(2.8)%	236,716	226,633	4.4%	73.6%	72.2%

Florida:
South Florida	107,988	102,561	5.3%	43,736	43,669	0.2%	64,252	58,892	9.1%	59.5%	57.4%
Tampa	82,637	78,363	5.5%	31,193	30,257	3.1%	51,444	48,106	6.9%	62.3%	61.4%
Orlando	60,390	57,110	5.7%	20,504	20,697	(0.9)%	39,886	36,413	9.5%	66.0%	63.8%
Jacksonville	20,033	18,837	6.3%	6,752	6,738	0.2%	13,281	12,099	9.8%	66.3%	64.2%
Florida Subtotal	271,048	256,871	5.5%	102,185	101,361	0.8%	168,863	155,510	8.6%	62.3%	60.5%

Southeast United States:
Atlanta	111,366	105,393	5.7%	34,163	33,999	0.5%	77,203	71,394	8.1%	69.3%	67.7%
Carolinas	45,156	43,195	4.5%	12,236	12,196	0.3%	32,920	30,999	6.2%	72.9%	71.8%
Southeast US Subtotal	156,522	148,588	5.3%	46,399	46,195	0.4%	110,123	102,393	7.5%	70.4%	68.9%

Texas:
Houston	18,229	17,494	4.2%	8,325	8,156	2.1%	9,904	9,338	6.1%	54.3%	53.4%
Dallas	22,067	21,220	4.0%	8,411	8,733	(3.7)%	13,656	12,487	9.4%	61.9%	58.8%
Texas Subtotal	40,296	38,714	4.1%	16,736	16,889	(0.9)%	23,560	21,825	7.9%	58.5%	56.4%

Midwest United States:
Chicago	30,617	29,930	2.3%	13,577	13,785	(1.5)%	17,040	16,145	5.5%	55.7%	53.9%
Minneapolis	13,117	12,774	2.7%	4,048	4,110	(1.5)%	9,069	8,664	4.7%	69.1%	67.8%
Midwest US Subtotal	43,734	42,704	2.4%	17,625	17,895	(1.5)%	26,109	24,809	5.2%	59.7%	58.1%

Same Store Total / Average	$833,009	$800,678	4.0%	$267,638	$269,508	(0.7)%	$565,371	$531,170	6.4%	67.9%	66.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2021			YTD 2021
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	5.2%	11.8%	6.7%	5.2%	10.3%	6.4%
Northern California	5.4%	15.8%	7.8%	5.2%	12.6%	6.9%
Seattle	0.2%	15.8%	3.4%	0.4%	13.2%	3.4%
Phoenix	9.0%	23.6%	12.7%	8.1%	19.3%	11.1%
Las Vegas	7.9%	22.1%	11.9%	7.6%	17.2%	10.6%
Denver	6.2%	11.2%	7.6%	5.4%	8.4%	6.3%
Western US Subtotal	5.4%	16.5%	8.0%	5.2%	13.6%	7.3%

Florida:
South Florida	7.0%	10.9%	8.0%	5.7%	7.8%	6.3%
Tampa	6.2%	14.3%	9.0%	5.0%	10.7%	7.0%
Orlando	4.6%	11.9%	7.2%	4.2%	9.4%	6.1%
Jacksonville	5.1%	13.7%	7.8%	4.4%	11.2%	6.6%
Florida Subtotal	6.1%	12.5%	8.1%	5.1%	9.4%	6.5%

Southeast United States:
Atlanta	6.7%	15.6%	9.1%	5.7%	13.8%	7.9%
Carolinas	6.5%	12.2%	8.1%	5.6%	9.6%	6.8%
Southeast US Subtotal	6.6%	14.5%	8.8%	5.6%	12.5%	7.5%

Texas:
Houston	4.3%	7.4%	5.2%	3.8%	5.8%	4.3%
Dallas	5.3%	10.2%	6.9%	4.8%	8.1%	5.9%
Texas Subtotal	4.8%	9.1%	6.2%	4.3%	7.2%	5.2%

Midwest United States:
Chicago	4.0%	8.6%	5.1%	3.3%	5.9%	3.9%
Minneapolis	5.7%	8.8%	6.6%	5.3%	7.2%	5.9%
Midwest US Subtotal	4.6%	8.7%	5.7%	3.9%	6.4%	4.5%

Same Store Total / Average	5.8%	13.8%	8.0%	5.1%	11.1%	6.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
R&M OpEx, net	$19,536	$16,463	$18,905	$24,499	$18,880
Turn OpEx, net	8,147	6,742	7,327	9,217	7,922
Total recurring operating expenses, net	$27,683	$23,205	$26,232	$33,716	$26,802

R&M CapEx	$19,179	$16,664	$20,321	$24,154	$19,352
Turn CapEx	6,996	5,891	5,800	6,957	6,311
Total recurring capital expenditures	$26,175	$22,555	$26,121	$31,111	$25,663

R&M OpEx, net + R&M CapEx	$38,715	$33,127	$39,226	$48,653	$38,232
Turn OpEx, net + Turn CapEx	15,143	12,633	13,127	16,174	14,233
Total cost to maintain, net	$53,858	$45,760	$52,353	$64,827	$52,465

Per Home ($)	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Total cost to maintain, net	$741	$630	$721	$892	$722

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Recurring CapEx	$28,693	$24,454	$28,485	$33,861	$27,617
Value Enhancing CapEx	9,039	8,945	10,459	10,286	10,611
Initial Renovation CapEx	16,635	19,320	28,539	13,385	21,023
Disposition CapEx	1,557	1,748	1,746	1,748	2,877
Total Capital Expenditures	$55,924	$54,467	$69,229	$59,280	$62,128

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Property management expense (GAAP)	$17,696	$14,529	$33,538	$28,901
Adjustments:
Share-based compensation expense	(1,703)	(447)	(2,877)	(1,280)
Adjusted property management expense	$15,993	$14,082	$30,661	$27,621

Adjusted G&A Expense	Q2 2021	Q2 2020	YTD 2021	YTD 2020
G&A expense (GAAP)	$19,828	$14,426	$36,778	$28,654
Adjustments:
Share-based compensation expense	(7,503)	(1,659)	(12,143)	(4,927)
Severance expense	(160)	(255)	(274)	(255)
Adjusted G&A expense	$12,165	$12,512	$24,361	$23,472

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8

Acquisitions and Dispositions — Q2 2021
(unaudited)
	3/31/2021	Q2 2021 Acquisitions (1)		Q2 2021 Dispositions (2)		6/30/2021
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,930	—	$—	21	$616,024	7,909
Northern California	4,235	16	519,736	10	528,700	4,241
Seattle	3,696	62	511,010	5	641,250	3,753
Phoenix	8,240	106	390,667	8	244,058	8,338
Las Vegas	3,010	8	401,876	1	325,000	3,017
Denver	2,372	101	473,457	7	426,071	2,466
Western US Subtotal	29,483	293	452,025	52	513,264	29,724

Florida:
South Florida	8,280	29	281,876	66	311,990	8,243
Tampa	8,217	42	319,152	23	264,903	8,236
Orlando	6,245	33	317,359	17	221,835	6,261
Jacksonville	1,872	3	307,517	1	293,000	1,874
Florida Subtotal	24,614	107	308,170	107	287,367	24,614

Southeast United States:
Atlanta	12,556	30	290,211	13	243,808	12,573
Carolinas	4,987	54	330,606	4	225,975	5,037
Southeast US Subtotal	17,543	84	316,179	17	239,612	17,610

Texas:
Houston	2,146	—	—	4	225,250	2,142
Dallas	2,808	10	300,478	8	245,750	2,810
Texas Subtotal	4,954	10	300,478	12	238,917	4,952

Midwest United States:
Chicago	2,604	—	—	19	264,800	2,585
Minneapolis	1,125	—	—	2	230,000	1,123
Midwest US Subtotal	3,729	—	—	21	261,486	3,708

Announced Market-in-Exit:
Nashville (3)	7	—	—	3	447,167	4

Total / Average	80,330	494	$394,699	212	$335,901	80,612

Joint Venture Portfolio
Rockpoint Joint Venture (4)	435	385	$367,968	—	$—	820
FNMA Joint Venture (5)	554	—	—	6	309,599	548

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8 (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.2%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.0%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)In December 2019, Invitation Homes announced a plan to fully exit the Nashville market, and sold 708 homes in Nashville in a bulk transaction. The Company is pursuing the sale of the remaining four homes in the market as of June 30, 2021.
(4)Represents portfolio in the Company's unconsolidated joint venture with Rockpoint Group, of which Invitation Homes owns 20%.
(5)Represents portfolio in the Company's unconsolidated joint venture with Federal National Mortgage Association, of which Invitation Homes owns 10%.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; severance; casualty (gains) losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 32 or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. See "Reconciliation of FFO, Core FFO, and Adjusted FFO" for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities,net; other income and expenses; joint venture management fees; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store portfolio.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 33

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections as a Percentage of Billings
Revenue collections as a percentage of billings represents the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. "Historical average" revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 34

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the "Revolving Facility") and its $2,500 million term loan facility (the "Term Loan Facility") (together, the "Credit Facility"), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (the "Unsecured Credit Agreement"). The metrics provided under the "Unsecured Facility Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreement. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreement. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreement. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreement, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreement, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreement. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreement, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreement.

The metrics set forth under the "Unsecured Facility Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreement than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreement, see Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on December 9, 2020.
The breach of any of the covenants set forth in the Unsecured Credit Agreement could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facility, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 35 the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 36

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Total revenues (total portfolio)	$491,633	$475,225	$464,100	$459,184	$449,755
Joint venture management fees	(1,015)	(771)	—	—	—
Total portfolio resident recoveries	(26,076)	(24,740)	(23,885)	(23,675)	(20,157)
Total Core revenues (total portfolio)	464,542	449,714	440,215	435,509	429,598
Non-Same Store Core revenues	(42,612)	(38,635)	(34,991)	(32,686)	(31,017)
Same Store Core revenues	$421,930	$411,079	$405,224	$402,823	$398,581

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2021	YTD 2020
Total revenues (total portfolio)	$966,858	$899,544
Joint venture management fees	(1,786)	—
Total portfolio resident recoveries	(50,816)	(40,198)
Total Core revenues (total portfolio)	914,256	859,346
Non-Same Store Core revenues	(81,247)	(58,668)
Same Store Core revenues	$833,009	$800,678

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 37

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Property operating and maintenance expenses (total portfolio)	$175,422	$168,373	$168,628	$177,997	$167,002
Total portfolio resident recoveries	(26,076)	(24,740)	(23,885)	(23,675)	(20,157)
Core Property operating and maintenance expenses (total portfolio)	149,346	143,633	144,743	154,322	146,845
Non-Same Store Core operating expenses	(13,284)	(12,057)	(12,120)	(11,909)	(11,974)
Same Store Core operating expenses	$136,062	$131,576	$132,623	$142,413	$134,871

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2021	YTD 2020
Property operating and maintenance expenses (total portfolio)	$343,795	$333,918
Total portfolio resident recoveries	(50,816)	(40,198)
Core Property operating and maintenance expenses (total portfolio)	292,979	293,720
Non-Same Store Core operating expenses	(25,341)	(24,212)
Same Store Core operating expenses	$267,638	$269,508

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Net income available to common stockholders	$60,242	$57,272	$70,586	$32,540	$42,784
Net income available to participating securities	96	95	113	114	119
Non-controlling interests	350	355	431	211	275
Interest expense	80,764	83,406	95,382	87,713	86,071
Depreciation and amortization	145,280	144,501	142,090	138,147	137,266
Property management expense	17,696	15,842	14,888	14,824	14,529
General and administrative	19,828	16,950	16,679	17,972	14,426
Impairment and other	980	356	(3,974)	1,723	(180)
Gain on sale of property, net of tax	(17,919)	(14,484)	(13,121)	(15,106)	(11,167)
(Gains) losses on investments in equity securities, net	7,002	3,140	(29,689)	—	—
Other, net	1,903	(230)	2,087	3,049	(1,370)
Joint venture management fees	(1,015)	(771)	—	—	—
Income from investments in unconsolidated joint ventures	(11)	(351)	—	—	—
NOI (total portfolio)	315,196	306,081	295,472	281,187	282,753
Non-Same Store NOI	(29,328)	(26,578)	(22,871)	(20,777)	(19,043)
Same Store NOI	$285,868	$279,503	$272,601	$260,410	$263,710

Reconciliation of Net Income to NOI and Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2021	YTD 2020
Net income available to common stockholders	$117,514	$92,638
Net income available to participating securities	191	221
Non-controlling interests	705	595
Interest expense	164,170	170,828
Depreciation and amortization	289,781	272,293
Property management expense	33,538	28,901
General and administrative	36,778	28,654
Impairment and other	1,336	2,947
Gain on sale of property, net of tax	(32,403)	(26,367)
(Gains) losses on investments in equity securities, net	10,142	(34)
Other, net	1,673	(5,050)
Joint venture management fees	(1,786)	—
Income from investments in unconsolidated joint ventures	(362)	—
NOI (total portfolio)	621,277	565,626
Non-Same Store NOI	(55,906)	(34,456)
Same Store NOI	$565,371	$531,170

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands, unaudited)

	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Net income available to common stockholders	$60,242	$42,784	$117,514	$92,638
Net income available to participating securities	96	119	191	221
Non-controlling interests	350	275	705	595
Interest expense	80,764	86,071	164,170	170,828
Interest expense in unconsolidated joint ventures	225	—	299	—
Depreciation and amortization	145,280	137,266	289,781	272,293
Depreciation and amortization of real estate assets in unconsolidated joint ventures	246	—	350	—
EBITDA	287,203	266,515	573,010	536,575
Gain on sale of property, net of tax	(17,919)	(11,167)	(32,403)	(26,367)
Impairment on depreciated real estate investments	93	1,442	524	3,913
Net gain on sale of investments in unconsolidated joint ventures	(104)	—	(440)	—
EBITDAre	269,273	256,790	540,691	514,121
Share-based compensation expense	9,206	2,106	15,020	6,207
Severance	160	255	274	255
Casualty (gains) losses, net	887	(1,622)	812	(966)
(Gains) losses on investments in equity securities, net	7,002	—	10,142	(34)
Other, net	1,903	(1,370)	1,673	(5,050)
Adjusted EBITDAre	$288,431	$256,159	$568,612	$514,533

	Trailing Twelve Months (TTM) Ended
	June 30, 2021	December 31, 2020
Net income available to common stockholders	$220,640	$195,764
Net income available to participating securities	418	448
Non-controlling interests	1,347	1,237
Interest expense	347,265	353,923
Interest expense in unconsolidated joint ventures	299	—
Depreciation and amortization	570,018	552,530
Depreciation and amortization of real estate assets in unconsolidated joint ventures	350	—
EBITDA	1,140,337	1,103,902
Gain on sale of property, net of tax	(60,630)	(54,594)
Impairment on depreciated real estate investments	1,189	4,578
Net gain on sale of investments in unconsolidated joint ventures	(440)	—
EBITDAre	1,080,456	1,053,886
Share-based compensation expense	25,903	17,090
Severance	620	601
Casualty (gains) losses, net	(2,104)	(3,882)
(Gains) losses on investments in equity securities, net	(19,547)	(29,723)
Other, net	6,809	86
Adjusted EBITDAre	$1,092,137	$1,038,058

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 40

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	June 30, 2021		December 31, 2020
Mortgage loans, net	$4,498,289		$4,820,098
Secured term loan, net	401,204		401,095
Unsecured notes, net	298,399		—
Term loan facility, net	2,474,495		2,470,907
Revolving facility	—		—
Convertible senior notes, net	342,050		339,404
Total Debt per Balance Sheet	8,014,437		8,031,504
Retained and repurchased certificates	(231,315)		(247,526)
Cash, ex-security deposits and letters of credit (1)	(201,779)		(250,204)
Deferred financing costs, net	39,930		43,396
Unamortized discounts on note payable	5,057		7,885
Net Debt (A)	$7,626,330		$7,585,055
2022 convertible senior notes, net	(342,050)
Unamortized discounts related to 2022 convertible senior notes	(2,944)
Pro Forma Net Debt (B) (2)	$7,281,336

	For the Trailing Twelve		For the Trailing Twelve
	Months (TTM) Ended		Months (TTM) Ended
	June 30, 2021		December 31, 2020
Adjusted EBITDAre (C)	$1,092,137		$1,038,058

Net Debt / TTM Adjusted EBITDAre (A / C)	7.0	x	7.3	x

Pro Forma Net Debt / TTM Adjusted EBITDAre (B / C) (2)	6.7	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit
(2)In July 2021, the Company gave notice of intent to settle conversions of its 3.5% Convertible Notes due January 15, 2022, with common stock. Pro Forma Net Debt and Pro Forma Net Debt / Trailing Twelve Months Adjusted EBITDAre assume the net debt is reduced for the impact of the full conversion of the $345 million (par value) 2022 Convertible Notes.

Components of Non-Cash Interest Expense (Wholly Owned)
(in thousands) (unaudited)

	Q2 2021	Q2 2020	YTD 2021	YTD 2020
Amortization of discounts on notes payable	$1,414	$1,349	$2,828	$2,697
Amortization of deferred financing costs	3,057	6,401	6,567	14,353
Change in fair value of interest rate derivatives	74	39	105	52
Amortization of swap fair value at designation	3,483	1,577	7,074	2,655
Total non-cash interest expense	$8,028	$9,366	$16,574	$19,757

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2021 Earnings Release and Supplemental Information — page 41